Exhibit 10.1

DRUGSTORE.COM, INC.

AMENDMENT TO DAWN LEPORE OFFER LETTER

This amendment (the “Amendment”) is made by and between Dawn Lepore (“Executive”) and drugstore.com inc., a Delaware corporation (the “Company” and together with the Executive hereinafter collectively referred to as the “Parties”) on April 8, 2011.

W I T N E S S E T H:

WHEREAS, the Parties previously entered into an offer letter, dated December 31, 2008, as amended and restated as of January 26, 2009 and as further amended on December 31, 2010 (the “Offer Letter”); and

WHEREAS, the Company and Executive wish to amend the Offer Letter in order to provide certain benefits upon a qualifying termination of employment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, Executive and the Company agree that the Offer Letter is hereby amended as follows:

1. COBRA Benefits. The following language is added to the Offer Letter:

“If your employment is terminated by the Company without Cause or you resign your employment for Good Reason, the Company will pay the premiums necessary to continue your group health insurance benefits under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for you and your eligible dependents until the earlier of (A) eighteen (18) months from the date of your termination of employment, (B) the date upon which you and/or your eligible dependents become covered under similar plans or (C) the date upon which you cease to be eligible for coverage under COBRA (such payments, the “COBRA Premiums”). The payment of such COBRA Premiums will be treated as taxable income to you; provided, however, you will also receive additional monthly payments from the Company sufficient to pay any federal, state or local income, employment or other taxes arising from each monthly payment of the COBRA Premiums and any federal, state or local income, employment or other taxes arising pursuant to this sentence, calculated based on the highest applicable marginal federal and state income (if any) and other applicable tax rates in effect at the time of payment of the applicable COBRA Premiums (such additional payments, the “Tax Payments”).

For the avoidance of doubt, the Tax Payments will constitute Deferred Compensation Separation Benefits and will be subject to the treatment (including any delay of payment) of Deferred Compensation Separation Benefits detailed in this offer letter. Further, in order to comply with the rules of Section 409A, in no event will any Tax Payments be made to you (i) later than the end of your taxable year next following your taxable year in which the taxes relating to the COBRA Premiums are remitted by or on your behalf, or (ii) if the taxes arise in connection with a tax audit or litigation, later than the end of your taxable year next following your taxable year in which the taxes that are the subject of the audit or litigation are remitted, in each case, in accordance with Section 1.409A-3(i)(1)(v) of the Treasury Regulations.”

2. Defined Terms. All capitalized terms used herein which are not defined herein shall have the meanings given such terms in the Offer Letter.

3. Full Force and Effect. To the extent not expressly amended hereby, the Offer Letter shall remain in full force and effect.

4. Entire Agreement. This Amendment and the Offer Letter constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof. This Amendment may be amended at any time only by mutual written agreement of the Parties.

5. Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Amendment.

6. Governing Law. This Amendment will be governed by the laws of the State of Washington (with the exception of its conflict of laws provisions).

IN WITNESS WHEREOF, each of the Parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of the date set forth above.

COMPANY	DRUGSTORE.COM, INC.

/s/ Yukio Morikubo
	By:	Yukio Morikubo
	Title:	General Counsel, V.P. Strategy

EXECUTIVE	DAWN LEPORE /s/ Dawn G. Lepore